UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2015

GOLDEN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-4339	63-0250005
(State or other jurisdiction of	(Commission File Number)	(IRS Employer ID No.)
incorporation)

One Golden Flake Drive, Birmingham, Alabama	35205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (205) 458-7316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 17, 2015, Golden Enterprises, Inc. (“Golden Enterprises”) held its 2015 annual meeting of shareholders at its principal executive offices at One Golden Flake Drive, Birmingham, Alabama 35205. Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1 – Election of Directors

Golden Enterprises’ shareholders elected all eleven director nominees to serve on the Board of Directors for a one-year term (or until their respective successors are elected and qualified). The voting results are set forth below:

	For	Authority Withheld
Joann F. Bashinsky	8,048,018	765,942
Paul R. Bates	8,061,717	752,244
David A. Jones	8,055,062	758,899
Mark W. McCutcheon	8,063,052	750,908
John P. McKleroy, Jr.	8,055,542	758,419
William B. Morton, Jr.	8,544,729	269,231
J. Wallace Nall, Jr.	8,031,009	782,952
Edward R. Pascoe	8,538,729	275,231
F. Wayne Pate	8,033,500	780,460
John S.P. Samford	8,547,338	266,622
John S. Stein, III	8,553,495	260,465

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2015

GOLDEN ENTERPRISES, INC.

	By:	/s/ Patty Townsend
Patty Townsend
Vice President, CFO & Secretary